 Exhibit 10.1

WARRANT AMENDMENT AND EXERCISE AGREEMENT

This Warrant Amendment and Exercise Agreement (this “Agreement”), dated as of October [__], 2019, is by and between Summit Wireless Technologies, Inc., a Delaware corporation (the “Company”), and the undersigned holder identified on Schedule A hereto (the “Holder”) of warrants to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

WHEREAS, the Holder beneficially owns in the aggregate the number of warrants to purchase Common Stock identified on Schedule A hereto at an exercise price of $5.40 per share that were issued in connection with the Series F Senior Secured Original Issue Discount Convertible Notes issued to the Holder as set forth on the Holder’s signature page hereto (the “Original Warrants”);

WHEREAS, the Original Warrants were previously amended by that certain amendment dated as of October [__], 2019 to include certain sections that were inadvertently omitted from the Original Warrants;

WHEREAS, in order to induce the Holder to exercise the Original Warrants from time to time and in any event on or prior to October [__], 2019 (the “Amendment Expiration Date”), the Company and the Holder hereby agree to: amend the Original Warrants to reduce the exercise price and as provided herein for every warrant that the Holder exercises the Company will reduce the exercise price for an equal number of unexercised Original Warrants as provided herein; and

WHEREAS, in compliance with Section 5(l) of the Original Warrants, this Agreement shall be effective upon the due execution and delivery of this Agreement by the Company and the Holder.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Holder and the Company agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in the Original Warrants.

ARTICLE II

AMENDMENT OF ORIGINAL WARRANTS

Section 2.1 Amendment of Original Warrants.

(a) On the date hereof, the Original Warrants shall be amended by the following amendments (the “Original Warrant Amendments” and, together with together with the Original Warrant after giving effect to the Original Warrant Amendments, the “Amended Warrant”):

i. the introductory paragraph of the Original Warrants shall be amended by adding the following provision to the end of the first sentence in such introductory paragraph: “; provided, in the event the Holder’s decision to exercise this Warrant would cause the Holder to beneficially own in excess of the Maximum Percentage of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, in lieu of receiving shares of Common Stock such Holder shall be issued, at an exercise price equal to the Exercise Price hereunder less $0.01 per share, prefunded Common Stock purchase warrants in the form attached hereto, covering such number of shares of Common Stock as would otherwise have been in excess of the Maximum Percentage”; and the other provisions of the Original Warrants shall be deemed updated as may be reasonably necessary, in light of the circumstances, to give effect to any such issuance of prefunded Common Stock purchase warrants, with such form of prefunded Common Stock purchase warrants attached hereto as Exhibit B (the “Prefunded Warrants”); and

(ii) the defined term “Exercise Price” set forth in Section 2(b) of the Original Warrants shall be amended to equal $0.80 (the “Amended Exercise Price”).

(b) Except as expressly set forth in this Agreement, all terms of the Original Warrants are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, and the Holder reserves all of its rights, remedies, powers, and privileges.

(c) As soon as practicable, and in any event no later than November 4, 2019, the Company hereby covenants and agrees to file a registration statement on Form S-3 to register all shares of Common Stock received by the Holder as a result of any exercise of any Warrant (as defined below), as well as all shares of Common Stock underlying the remaining Original Warrants. Until such registration statement is declared effective, neither the Warrant Shares (as defined below) nor any other shares of Common Stock underlying the Warrants, will be freely tradeable if exercised for cash.

Section 2.2 Waiver of Section 2(c) of Original Warrants. The Holder expressly understands, acknowledges, agrees, and waives Section 2(c) of the Original Warrant providing for cashless exercise. This waiver shall expire on October 30, 2019.

ARTICLE III

AMENDED WARRANTS

Section 3.1 Closing. Upon any exercise of Amended Warrants pursuant to the terms hereof, the Company shall deliver to the Holder the number of shares of Common Stock specified in the applicable Notice of Exercise Form or Prefunded Warrants, as applicable, and the Holder shall deliver to the Company by wire transfer of immediately available funds an amount being equal to the sum of (1) the number of shares of Common Stock received multiplied by the Amended Exercise Price and (2) the number of Prefunded Warrants received multiplied by $0.79.

Section 3.2 Permanent Amendment of Warrants. For each Original Warrant exercised as an Amended Warrant (including in the event Prefunded Warrants are issued in lieu of Common Stock in accordance of Section 3.1 of this Agreement) pursuant to this Agreement on or prior to October [__], 2019, the Company covenants that, for an equal number of Original Warrants exercised pursuant to this Agreement, the Company will reduce the Exercise Price for an equal number of Original Warrants at the lesser of the 15 day VWAP ending on October 2, 2019, or a 5% discount (the “Permanent Amended Exercise Price”) to the closing price for the Company’s Common Stock on October 2, 2019. Such amended warrants (the “Permanent Amended Warrants” and, collectively with the Amended Warrants and the Prefunded Warrants, the “Warrants”) will contain the Permanent Amended Exercise Price for the duration of the Permanent Amended Warrant until and including its Termination Date, as defined in the Original Warrant. The Holder understands, acknowledges, and agrees that it shall not be entitled to exercise a Permanent Amended Warrant for the Permanent Amended Exercise Price in the event it fails to exercise any of its Original Warrants on or prior to October [__], 2019. By way of example, if a Holder has an Original Warrant to purchase 100 shares of Common Stock and exercises such warrant for 25 shares of Common Stock pursuant to this Agreement, the Holder will, post exercise, own an Original Warrant to purchase 50 shares of Common Stock, an Amended Warrant to purchase 25 shares of Common Stock at the Permanent Amended Exercise Price, and 25 shares of Common Stock.

Section 3.3 Legends; Restricted Securities.

(a) The Holder understands that the shares of Common Stock underlying the Amended Warrants (the “Amended Warrant Shares”), the Permanent Amended Warrants (the “Permanent Amended Warrant Shares”) and the Prefunded Warrants (the “Prefunded Warrant Shares” and, collectively with the Amended Warrant Shares and the Permanent Amended Warrant Shares, the “Warrant Shares”) are not, and may never be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state and, accordingly, each certificate, if any, representing such securities shall bear a legend substantially similar to the following:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

(b) Certificates evidencing the Warrant Shares shall not contain any legend (including the legend set forth in this Section 3.2(a)), (i) for shares resold via prospectus while a registration statement covering the resale of such Warrant Shares is effective under the Securities Act, (ii) following any sale of such Warrant Shares pursuant to Rule 144, promulgated under the Securities Act (“Rule 144”) (iii) if such Warrant Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Warrant Shares and without volume or manner-of-sale restrictions if such shares Warrant Shares are exercised on a cashless basis (except as provided in this Agreement pursuant to the waiver in Section 2.2 hereof), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Securities and Exchange Commission (the “Commission”)). The Company shall cause its counsel to issue a legal opinion to the transfer agent promptly after the Delegend Date (as defined below) if required by the Company and/or the transfer agent, or requested by the Holder, to effect the removal of the legend hereunder. If such Warrant Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Warrant Shares shall be issued free of all legends. The Company agrees that following the Delegend Date or at such time as such legend is no longer required under this Section 3.2(b), it will, no later than two (2) trading days (which shall be defined as any day the Nasdaq Stock Market is open for business) (“Trading Days”) following the delivery by the Holder to the Company or the Company’s transfer agent of a certificate representing the Warrant Shares issued with a restrictive legend (such second Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Holder a certificate representing such shares that is free from all restrictive and other legends or, at the request of the Holder shall credit the account of the Holder’s prime broker with the Depository Trust Company System as directed by the Holder. The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 3.2(b). As used herein, “Delegend Date” means the earliest of the date that (a) a registration statement with respect to the Warrant Shares has been declared effective by the Commission or (b) the Warrant Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions or (c) following the six (6) month anniversary of the date of the related cash exercise of any Warrants, provided, in each case that the applicable holder of the Warrants or the Warrant Shares, as the case may be, is not an Affiliate of the Company, the Company is in compliance with the current public information required under Rule 144 (“Current Public Information Requirement”) and all such Warrant Shares may be sold pursuant to Rule 144 or an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions; provided, further, that if the Company fails to comply with the Current Public Information Requirement at any time following the date of this Agreement, the Company shall promptly provide notice to the Holder and the Holder undertakes not to sell such Warrant Shares pursuant to Rule 144 until the Company notifies the Holder that it has regained compliance with the Current Public Information Requirement; and provided, further, that if a delegending is in effect solely as the result of the effectiveness of a registration statement covering the resale of any Warrant Shares, the Holder undertakes not to sell any such Warrant Shares if the Holder is notified or otherwise becomes aware that such registration statement has been withdrawn or suspended, contains a material misstatement or omission or has become stale. The Holder agrees with the Company that the Holder will sell or transfer any Warrants or Warrant Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if such securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing any such securities as set forth in this Section 3.2 or otherwise is predicated upon the Company’s reliance upon this understanding.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties of the Company. The Company hereby makes the representations and warranties set forth below to the Holder that as of the date of its execution of this Agreement:

(a) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Company and no further action is required by such Company, its board of directors, its stockholders or any other Person under applicable law, the Company’s organizational documents, the Purchase Agreement, the Original Warrant or any other contracts to which the Company is a party to in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Organization. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware.

(c) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

(d) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, the Company confirms that neither it nor any other Person acting on its behalf has provided any of Holder or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Holder will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Holder regarding the Company and its subsidiaries, their respective businesses and the transactions contemplated hereby, including but not limited to the disclosure set forth in the SEC Reports (as defined below), is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As used herein, “SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed by the Company with the Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended, including all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein.

(e) Amendment of Warrants. The amendment of the Original Warrants is duly authorized and, upon amendment in accordance with the terms of this Agreement, the Warrants shall be validly issued and free from all preemptive or similar rights (except for those which have been validly waived prior to the date hereof), taxes, liens and charges and other encumbrances with respect to the issue thereof. As of the date hereof, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds the maximum number of Warrant Shares (without taking into account any limitations on the exercise of any Warrants as set forth therein). Upon exercise of any Warrants in accordance with such Warrants, such Warrant Shares when issued will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 4.2 of this Agreement, any exercise of the Warrants by the Holder is exempt from registration under the Securities Act.

(f) No General Solicitation. Neither the Company, nor any of its subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with this Agreement.

(g) NASDAQ. The Company will file all documents and obtain all necessary approvals in connection with this Agreement.

(h) Prior Amendments to Warrant. All prior amendments to the Original Warrants were duly authorized, entered into and executed by all necessary action of the Company and any other Person as required, and such prior amendments were entered into and executed in compliance with applicable law, the Company’s organizational documents, the Purchase Agreement and the Original Warrant, and all such prior amendments constitute valid and binding obligations of the Company enforceable against the Company in accordance with such terms.

(i) Shell Company Status. The Company is not and has never been a “shell company” (as that term is defined in Rule 144(i)(1)(i)-(ii)) of the Securities Act.

Section 4.2 Representations and Warranties of the Holder. The Holder hereby makes the representations and warranties set forth below to the Company that as of the date of its execution of this Agreement.

(a) Due Authorization. The Holder represents and warrants that (i) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (ii) this Agreement has been duly executed and delivered by the Holder and constitutes the valid and binding obligation of the Holder, enforceable against it in accordance with its terms.

(b) No Conflicts. The Holder represents and warrants that the execution, delivery and performance of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Holder’s organizational or charter documents, or (ii) conflict with or result in a violation of any agreement, law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority which would interfere with the ability of the Holder to perform its obligations under this Agreement.

(c) Access to Information. The Holder acknowledges that it has had the opportunity to review this Agreement and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the exercise of the Original Warrants and the merits and risks of investing in any Warrant Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other due diligence investigations conducted by the Holder or its advisors, if any, or its representatives shall modify, amend or affect the Holder’s right to rely on the Company’s representations and warranties contained herein. The Holder acknowledges and agrees that no one has provided the Holder with any information or advice with respect to the Original Warrants or the Warrants, nor is such information or advice necessary or desired nor any affiliate of the Company made or makes any representation as to the Company or the quality of the securities issued and issuable hereunder and pursuant to the Original Warrants or the Warrants.

(d) Holder Status. The Holder represents and warrants that is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act and confirms that it has a substantive and preexisting relationship with the Company.

(e) Knowledge. The Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Warrant Shares and has so evaluated the merits and risks of such investment. The Holder is able to bear the economic risk of an investment in the Warrant Shares and, at the present time, is able to afford a complete loss of such investment.

ARTICLE V

MISCELLANEOUS

Section 5.1 Filing of Form 8-K. Prior to 5:30 P.M. New York time on October 9, 2019, the Company shall file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby (the “8-K Filing”). From and after the issuance of the 8-K Filing, the Company represents to the Holder that it shall not be in possession of any material, nonpublic information received from the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, that is not disclosed in the 8-K Filing. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations to the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company shall not, and shall cause each of its subsidiaries and its and each of their respective officers, directors, affiliates employees and agents, not to, provide the Holder with any material, nonpublic information regarding the Company or any of its subsidiaries from and after the date hereof without the express prior written consent of the Holder. To the extent that the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, delivers any material, non-public information to the Holder without the Holder’s prior written consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents with respect to, or a duty to the to the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agent not to trade on the basis of, such material, non-public information. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

Section 5.2 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be made by email to the email address of the Holder set forth on Holders’ signature page.

Section 5.3 Survival. All warranties and representations (as of the date such warranties and representations were made) made herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the parties hereto and shall survive the issuance of any new securities pursuant to this Agreement. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto; provided however that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other party hereto.

Section 5.4 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by electronic mail or similar transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 5.5 Several, Not Joint Obligations. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holders hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including, but not limited to, the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

Section 5.6 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties hereto will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 5.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined pursuant to the governing law provision in Section 5(e) of the Original Warrants.

Section 5.8 Entire Agreement. The Agreement, together with the exhibits and schedules hereto, contain the entire understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties hereto acknowledge have been merged into such documents, exhibits and schedules.

Section 5.9 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party hereto.

Section 5.10 Ratifications; Inconsistent Provisions. Except as otherwise expressly provided herein, the Original Warrant, including any amendments, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date, all references in the Original Warrant to “this Warrant”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Original Warrant shall mean the Original Warrant as amended by this Amendment. Notwithstanding the foregoing to the contrary, to the extent that there is any inconsistency between the provisions of the Original Warrant and this Agreement, the provisions of this Agreement shall control and be binding.

[Balance of the Page Intentionally Left Blank; Signatures Follow on Subsequent Pages]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

COMPANY:

By:
Name:	Brett Moyer
Title:	President and CEO

[Signature Page to Series F Warrant Amendment and Exercise Agreement]

[HOLDER SIGNATURE PAGES TO SUMMIT WIRELESS TECHNOLOGIES, INC.
WARRANT AMENDMENT AND EXERCISE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Holder:

Number of Original Warrants held:

Number of Amended Warrants exercised:

Number of Shares underlying exercise:

Number of Pre-funded Warrants underlying exercise:

Address for Delivery of Amended Warrants for Holder:

Address for Delivery of Shares/Pre-Funded:
(if different from address above)

[Signature Page to Series F Warrant Amendment and Exercise Agreement]

Schedule A

Warrant Holder and Original Warrants Held

Date of Original Warrant	Name of Original Warrant Holder	Original Warrants Owned as of 10/2/2019

Total

Note: Unless otherwise detailed by the Series F warrant holder, the Company will exercise and reprice the Warrants with the shortest remaining life.

Exhibit A

Company Wire Instructions

Exhibit B

Form of Prefunded Warrant

See attached.